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                                                                     Exhibit 4.1

                                                               EXECUTION VERSION


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of May 10, 2006 by and among Range Resources Corporation, a Delaware corporation ("Parent"), and Stroud Energy, Inc., a Delaware corporation ("Stroud"), for the benefit of the Holders (as hereinafter defined).

         WHEREAS, concurrently with the execution of this Agreement, Parent is entering into that certain Agreement and Plan of Merger dated as of May 10, 2006 by and among Parent, Range Acquisition Texas, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Stroud (the "Merger Agreement"); capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement;

         WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into Stroud, with Stroud being the surviving corporation (the "Merger"), on the terms and conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law;

         WHEREAS, it is a condition to the execution of the Merger Agreement that Parent grant certain registration rights provided in this Agreement to the Holders with respect to the shares of common stock, par value $0.01 per share, of Parent (the "Common Shares") to be received by the Holders in connection with the Merger; and

         WHEREAS, it is a condition to the consummation of the Merger that this Agreement be effective at, and subject to the occurrence of, the Effective Time.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. CERTAIN DEFINITIONS.

         As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

         "Additional Shares" means shares or other securities issued in respect of the Common Shares issued by Parent in connection with the Merger by reason of or in connection with any stock dividend, stock distribution, stock split or similar issuance.

         "Affiliate" shall mean, with respect to any Person, a Person that directly, or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Business Day" means any day other than a day on which the SEC or the office of the Delaware Secretary of State is closed.

         "Common Shares" shall have the meaning set forth in the recitals to this Agreement.



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         "Effective Time" shall have the meaning given to such term in the
Merger Agreement.

         "Election" shall mean an Election to receive Common Shares in the Merger made in accordance with Section 2.1(e) of the Merger Agreement.

         "End of Suspension Notice" shall have the meaning set forth in Section 3(a) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Fair Market Value" shall mean the average of the per share closing price, or the closing sales bid if no sales were reported, of the Common Shares as quoted by the NYSE for the fifteen (15) consecutive trading days immediately preceding the date of calculation or if there are no sales or bids for such date, then the average of the fifteen (15) preceding consecutive trading days for such sales or bids as reported in The Wall Street Journal or similar publication.

         "First Liquidated Damages Period" shall mean the thirty days following the second day after the Effective Time, extended by the aggregate number of days during the period from the date of each Suspension Notice to and including the date of receipt by the Holders of the related End of Suspension Notice.

         "Holder" or "Holders" means any Person who has received stock of Parent, or become entitled to receive Stock of Parent by making a valid Election, in the Merger as set forth in the Merger Agreement and who shall have executed and delivered to Parent an executed Investor Questionnaire.

         "Indemnitee" shall have the meaning set forth in Section 12 hereof.

         "Investor Questionnaire" shall mean an Investor Questionnaire and Election Form in the form attached as Exhibit to the Merger Agreement (which shall include as a part thereof the Addendum Signature Page hereto in the form or similar structure as attached hereto).

         "Liquidated Damages" shall have the meaning set forth in Section 7.2(a) hereof.

         "Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Merger Sub" shall have the meaning set forth in the recitals to this Agreement.

         "Merger" shall have the meaning set forth in the recitals to this Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Parent" shall have the meaning set forth in the preamble to this Agreement.

         "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.



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         "Registrable Shares" shall mean all Common Shares issued to Holders pursuant to the Merger and any Common Shares or other securities issued or issuable in respect of the Common Shares by way of spin-off, dividend or stock split or in connection with a combination of shares, reclassification, merger, consolidation or reorganization; provided, however, that such Common Shares shall not include (i) Common Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of, as applicable, under such Registration Statement,
(ii) Common Shares sold pursuant to Rule 144, (iii) Common Shares which otherwise have been transferred by Holder, for which Parent has delivered a new certificate not bearing a legend restricting further transfer (or registered such Common Shares in an uncertificated registration without restriction on further transfers) and such Common Shares may be resold without subsequent registration under the Securities Act or (iv) Common Shares eligible for sale pursuant to Rule 144(k) (or any successor provision) by the Holder.

         "Registration Default" shall have the meaning set forth in Section 7.2(a) hereof.

         "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation:
(a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (c) fees and expenses with respect to filings required to be made with the NYSE or the NASD; (d) fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing expenses, messenger, telephone and delivery expenses; (f) fees and disbursements of counsel for Parent and customary fees and expenses for independent certified public accountants retained by Parent (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (g) securities acts liability insurance, if Parent so desires; (h) all internal expenses of Parent (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; (j) the fees and expenses of any Person, including special experts, retained by Parent; and (k) the reasonable out-of-pocket expenses of one legal counsel (who shall be reasonably acceptable to Parent) for the Holders in connection with the Registration Statements filed by Parent pursuant to this Agreement; provided, however, that Registration Expenses shall not include, and Parent shall not have any obligation to pay, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Shares, or any legal fees and expenses of counsel to any Holder (except as specifically provided above).

         "Registration Statement" shall mean any registration statement of Parent that covers the sale or resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "Resale Shelf Registration Expiration Date" shall have the meaning set forth in Section 2(a) hereof.

         "Resale Shelf Registration Statement" shall have the meaning set forth in Section 2(a) hereof.

         "Rule 144" means Rule 144 under the Securities Act (or any successor provision).

         "SEC" shall mean the Securities and Exchange Commission.



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         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Second Liquidated Damages Period" shall mean the thirty day period from September 25, 2006 through October 24 2006, extended by the aggregate number of days during such period from the date of each Suspension Notice to and including the date of receipt by the Holders of the related End of Suspension Notice.

         "Stroud" shall have the meaning set forth in the recitals to this Agreement.

         "Subsequent Shelf Registration Statement" shall have the meaning set forth in Section 5 hereof.

         "Suspension Event" shall have the meaning set forth in Section 3(a) hereof.

         "Suspension Notice" shall have the meaning set forth in Section 3(b) hereof.

         "WKSI" shall mean a well-known seasoned issuer as defined under Rule 405 of the Securities Act.

         2. RESALE REGISTRATION RIGHTS.

                  (a) Registration Statement Covering Resale of Registrable Shares. Parent shall (i) file with the SEC, as promptly as practicable following the Effective Time, but in any event within two (2) Business Days thereafter, or
(ii) have filed with the SEC prior to the Effective Time a shelf registration statement (the "Resale Shelf Registration Statement") pursuant to Rule 415 under the Securities Act pursuant to which all of the Registrable Shares may be included (on the initial filing or by supplement thereto) to enable the public resale on a delayed or continuous basis of such Registrable Shares by the Holders. Parent represents and warrants to Stroud and the Holders that Parent is a WKSI. The Resale Shelf Registration Statement shall be filed on Form S-3 and shall utilize Form S-3 or the automatic shelf registration process under Rule 415 and Rule 462 under the Securities Act. If Parent loses its status as a WKSI or becomes otherwise ineligible to utilize the automatic shelf registration process, then Parent shall file the Resale Shelf Registration Statement on such form as Parent may then utilize and use its commercially reasonable efforts to have the Resale Shelf Registration Statement declared effective under the Securities Act as soon as practicable. Parent agrees to use its commercially reasonable efforts to maintain the effectiveness of the Resale Shelf Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Shares as required by Rule 415 under the Securities Act, continuously until the date (the "Resale Shelf Registration Expiration Date") which is the earliest of (i) one (1) year following the later of (A) the Effective Time or (B) the date of effectiveness of the Resale Shelf Registration Statement, or (ii) the date on which Holders no longer hold any Registrable Shares.

                  (b) Inclusion of Registrable Shares. Upon a Holder becoming eligible to have Registrable Shares held by such Holder included in the Resale Shelf Registration Statement by delivery to Parent (or the Exchange Agent under the Merger Agreement) of a properly completed Investor Questionnaire, effecting a valid Election and the final determination of the number of Registrable Shares to be issued to such Holder pursuant to the Merger Agreement, Parent shall, within five Business Days thereafter, file a post-effective amendment or a Prospectus supplement, as applicable, to the Resale Shelf Registration Statement to name such Holder as a selling stockholder therein and include therein all Registrable Shares issued to or known to be issuable to such Holder pursuant to the Merger; provided, however, that Parent shall not be required to file a post-effective amendment or Prospectus supplement, as applicable, solely for the purpose of adding Holders of Registrable Shares held by Holder more often than


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once each calendar week during the first four calendar weeks following the
Effective Time and thereafter no more often than once in each calendar month.

                  (c) Notification and Distribution of Materials. Parent shall notify the Holders of the effectiveness of any Registration Statement applicable to the Registrable Shares and shall furnish to the Holders, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

                  (d) Amendments and Supplements. Subject to Section 2.1(b), (i) Parent shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the Resale Shelf Expiration Date and (ii) upon five (5) Business Days' notice, Parent shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or a Holder's ownership interests in his, her or its Registrable Shares that is reasonably necessary to permit the sale of such Holder's Registrable Shares pursuant to the Registration Statement.

                  (e) Notice of Certain Events. Parent shall promptly and in any event within three (3) Business Days notify the Holders of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). Parent shall promptly and in any event within three (3) Business Days notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

                  (f) Stop Orders. During the period referred to in Section 2(a), Parent shall use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable.

         3. SUSPENSION OF REGISTRATION REQUIREMENT; RESTRICTION ON SALES.

                  (a) Subject to the provisions of this Section 3 and a good faith determination by Parent that it is in the best interests of Parent to suspend the use of any Resale Shelf Registration Statement, following the effectiveness of such Resale Shelf Registration Statement (and the filings with any international, federal or state securities commissions), Parent, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to such Resale Shelf Statement for such times as Parent reasonably may determine is necessary and advisable (but in no event for more than 45 days in any 90-day period or more than 90 days in any 12-month period), if there shall be pending discussions relating to, or the consummation of, a transaction or the occurrence of an event (x) that would require additional disclosure of material information by Parent in the Resale Shelf Registration Statement (or such filings) and which has not been so disclosed,
(y) as to which Parent has a bona fide business purpose for preserving confidentiality, or (z) that renders Parent unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to promptly amend or supplement the Resale Shelf Registration Statement (provided that each Holder acknowledges that a bona fide financing or business transaction that implicates any of the foregoing clause (x), clause (y) or clause (z) shall be deemed to constitute a circumstance that makes it impracticable or inadvisable to



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so promptly amend or supplement the Resale Shelf Registration Statement) on a post-effective basis, as applicable (a "Suspension Event"). Upon the earlier to occur of (i) Parent delivering to the Holders an End of Suspension Notice, as hereinafter defined, or (ii) the end of the maximum permissible suspension period, Parent shall use its commercially reasonable efforts to promptly amend or supplement the Resale Shelf Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

                  (b) Upon a Suspension Event, Parent shall give written notice (a "Suspension Notice") to the Holders to suspend sales of the Registrable Shares, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and Parent is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. No Holder shall effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice (as defined below). The Holders may recommence effecting sales of the Registrable Shares under the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from Parent, which End of Suspension Notice shall be given by Parent to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

                  (c) Notwithstanding any provision herein to the contrary, if Parent gives a Suspension Notice pursuant to this Section 3 with respect to the Resale Shelf Registration Statement, Parent shall extend the period during which such Resale Shelf Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Parent shall have given the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided such period of time shall not be extended beyond the date that Common Shares are not Registrable Shares.

         4. SUBSEQUENT SHELF REGISTRATION FOR ADDITIONAL SHARES ISSUED AFTER EFFECTIVENESS OF THE RESALE SHELF REGISTRATION STATEMENT. If any Additional Shares are issued or distributed to Holders after the later of (i) the effectiveness of the Resale Shelf Registration Statement or (ii) the Effective Time, or such Additional Shares were otherwise not included in a prior Registration Statement, then Parent shall as soon as practicable, at the option of Parent and subject to compliance with Section 2(b) with respect to the Holder of the Registrable Shares with respect to which such Additional Shares are issued, either (A) file an additional shelf registration statement (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a "Subsequent Shelf Registration Statement") covering such Additional Shares on behalf of the Holders thereof in the same manner, and subject to the same provisions in this Agreement as the Resale Shelf Registration Statement or (B) file a supplement to the Resale Shelf Registration Statement to include therein and cover such Additional Shares on behalf of the Holders.

         5. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Shares to the public without registration, Parent agrees to, so long as any Holder owns any Registrable Shares:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;



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                  (b) use its commercially reasonable efforts to file with the
SEC in a timely manner all reports and other documents required to be filed by Parent under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder promptly upon request a written statement by Parent as to its compliance in all material respects with the reporting requirements of Rule 144 and of the Exchange Act, furnish or make available to any Holder a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent, and take such reasonable further actions consistent with this Section 5, as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Shares without registration.

         6. LIQUIDATED DAMAGES.

                  (a) If:

                           (i) the Resale Shelf Registration Statement is not
filed with the SEC prior to or on the second Business Day after the Effective Time;

                           (ii) the Resale Shelf Registration Statement is not
effective prior to or on the second Business Day after the Effective Time;

                           (iii) a supplement to the Prospectus included in the
Resale Shelf Registration Statement (which prospectus supplement shall include all of the Holders not previously included in the Resale Shelf Registration Statement and with respect to which the conditions of Section 2(b) of this Agreement shall have been complied with and the number of Registrable Shares to be sold by each such Holder in the selling stockholder portion of such Prospectus) is not filed with the SEC prior to or on the fifth business day after the later of (A) Effective Time or (B) the date on which the conditions of
Section 2(b) of this Agreement shall have been complied with respect to such Holder; or

                           (iv) the Resale Shelf Registration Statement becomes
effective under the Securities Act but (A) the Resale Shelf Registration Statement thereafter ceases to be effective or (B) as specified in Section 3(a), the Resale Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Registrable Shares, in the case of (A) or (B) within the First Liquidated Damages Period or the Second Liquidated Damages Period and Parent fails to (1) other than in the case of a Suspension Event under Section 3, cause the Resale Shelf Registration Statement to again become effective or the Resale Shelf Registration Statement or Prospectus to become usable within five Business Days by a Prospectus supplement, post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, terminate the suspension period described in Section 3(a) by the 45th or the 90th day, as applicable,

(each such event referred to in foregoing clauses (i) through (iv), a ("Registration Default")), Parent agrees to pay cash damages ("Liquidated Damages") to a Holder if such Holder, after the occurrence and during the continuation of a Registration Default, notifies Parent in writing (a "Default Sale Notice") that it desires to sell its Registrable Shares (which Default Sale Notice shall include the number of Registrable Shares held by such Holder and the number of Registrable Shares such Holder desires to sell), as follows:

                                    (A) if the Fair Market Value as of the date
                  on which the Registration Default ceases to exist (or, if earlier, the date on which such Holder actually disposes of such Registrable Shares) is less than the Fair Market Value as of the date the Default Sale Notice is given to Parent, Parent shall pay to such Holder an amount equal to the product of:



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                                            (1) the sum of (i) the excess of (x)
                           the Fair Market Value as of the date the Default Sale Notice is given to Parent over (y) the Fair Market Value as of the date on which the Registration
                           Default ceases to exist (or, if earlier, the date of such disposition) (as set forth in the Default Sale Notice that Holder desired to sell), and

                                                      (ii) an amount per share
                           accruing at 6% per annum of the Fair Market Value as of the date the Default Sale Notice is given to Parent for the period from the date the Default Sale Notice is given to Parent to the date on which the Registration Default ceases to exist (or, if earlier, the date of disposition) (the "Interest Amount") multiplied by

                                            (2) the number of Registrable Shares
                           as set forth in the Default Sale Notice that such Holder desired to sell (or, if such Holder disposed of all or a portion of its Registrable Shares in advance of the cessation of a Registration Default, the number of shares disposed of, up to the number as set forth in the Default Sale Notice that Holder desired to sell); or

                                    (B) if the Fair Market Value on the date
                  which the Registration Default ceases to exist (or, if earlier, the date on which such Holder actually disposes of such Registrable Shares) is greater than the Fair Market Value as of the date the Default Sale Notice is given to Parent (such excess amount herein referred to as the "Profit Amount"), Parent shall pay to Holder an amount equal to the product of

                                             (1) the excess of (x) the Interest
                  Amount over (y) the Profit Amount multiplied by

                                             (2) the number of Registrable
                  Shares as set forth in the Default Sale Notice that such Holder desired to sell (or, if such Holder disposed of all or a portion of its Registrable Shares in advance of the cessation of a Registration Default, the number of shares disposed of, up to the number as set forth in the Default Sale Notice that Holder desired to sell);

                  (b) This Section 6 shall set forth sole and exclusive remedy of Holders with respect to a Registration Default. Upon payment of Liquidated Damages with respect to any Registrable Shares held by a Holder, such Holder shall continue to be entitled to its rights under this Agreement, other than this Section 6, with respect to such Registrable Shares but shall not have any further rights under this Section 6 with respect to such Registrable Shares with respect to which such Liquidated Damages shall have been paid. For purposes of this Section 6, a Registration Default shall be deemed to cease with respect to a Registrable Share upon the date such Registrable Share ceases to constitute a Registrable Share.

         7. STATE SECURITIES LAWS. Subject to the conditions set forth in this Agreement, Parent shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "blue sky" laws of such states as the Holders may reasonably request in connection with the offer and sale of Registrable Shares pursuant to the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, and Parent shall use its commercially reasonable efforts to cause such filings to become effective in a timely manner; provided, however, that Parent shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, Parent shall use its commercially



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reasonable efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, (b) in the case of a particular state, the applicable Holders have notified Parent that they no longer require an effective filing in such state in accordance with their original request for filing or (c) the date on which the applicable Registration Statement ceases to be effective.

         8. LISTING. Parent will cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently NYSE) on which the Common Shares are then listed or quoted, not later than the date on which the Registrable Shares are issued by Parent to a Holder. Parent will use its commercially reasonable efforts to continue the listing or trading privilege for all Registrable Shares on such exchange. Parent will as promptly as practicable notify the Holders of, and confirm in writing, the delisting of the Common Shares by such exchange.

         9. EXPENSES. Parent shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and Parent's performance of its other obligations under the terms of this Agreement. The Holders shall bear all underwriting fees, discounts or commissions attributable to the sale of securities by the Holders, or any legal fees and expenses of counsel to the Holders (except as otherwise specifically provided herein) and all other expenses incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement.

         10. INDEMNIFICATION BY PARENT. Parent agrees to indemnify the Holders and, if a Holder is a Person other than an individual, such Holder's officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act, and each other Person, if any, subject to liability because of his, her or its connection with a Holder (each, an "Indemnitee"), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent and relating to action or inaction required of Parent under the terms of this Agreement or in connection with any Registration Statement or Prospectus, or upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that Parent shall not be liable to such Indemnitee or any Person who participates as an underwriter in the offering or sale of Registrable Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission (1) made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to Parent pursuant to an Investor Questionnaire or otherwise expressly for use in connection with such Registration Statement or the Prospectus contained therein by such Indemnitee, (2) made in any preliminary prospectus if the Holder failed to deliver or make available (in a manner permitted by applicable securities laws to constitute delivery) a copy of the Prospectus with or prior to delivery of written confirmation of the sale by the Holder to the party asserting the claim and such Prospectus would have corrected such untrue statement or admission or (3) made in any Prospectus if any untrue statement or omission was corrected in an amendment or supplement to such Prospectus delivered to the Holder prior to the sale of Registrable Shares and the Holder failed to deliver or make available (in a manner permitted by applicable securities laws to constitute delivery) such amendment or supplement prior to or concurrently with the sale of Registrable Shares to the party asserting the claim or (b) any sales by any Holder after the delivery by Parent to such Holder of a Suspension Notice and before the delivery by Parent of an End of Suspension Notice. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee.

         11. COVENANTS OF HOLDERS. Each of the Holders hereby agrees (i) to cooperate with Parent and to furnish to Parent all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder's Registrable Shares and any filings with any state securities commissions as Parent may reasonably request (and Parent may exclude from any registration pursuant hereto the Registrable Shares of any Holder who fails to furnish such information within a reasonable time after receiving such request), (ii) to indemnify Parent, its officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, who controls Parent within the meaning of the Securities Act, and each other Person, if any, subject to liability because of his, her or its connection with Parent, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder, his, her or its plan of distribution or his, her or its ownership interests, which was furnished to Parent in writing by such Holder pursuant to an Investor Questionnaire or otherwise expressly for use therein unless such statement or omission was corrected in writing to Parent prior to the date one day prior to the date of the final Prospectus (as supplemented or amended, as the case may be).

         12. INDEMNIFICATION PROCEDURES. Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses (provided that in connection with such assumption the indemnifying parties provide the indemnified parties a full release of any costs or other expenses in connection therewith), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (a) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) Business Days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (b) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and
(iii) does not and is not likely to materially adversely effect the indemnified party.

         13. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, Parent shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of Parent that would allow such holder or prospective holder to include such securities in the Resale Shelf Registration Statement filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Shares of the Holders that is included.

         14. CONTRIBUTION.

                  (a) If the indemnification provided for in Section 10 and
Section 11 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 14 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 10 or Section 11 hereof had been available under the circumstances.

                  (b) Parent and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

                  (c) Notwithstanding the provisions of this Section 14, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Registrable Shares exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         15. AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of Parent and Holders of a majority of the aggregate of the outstanding Registrable Shares.

         16. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when and if delivered personally or sent by facsimile (with respect to notice by facsimile, on a Business Day between the hours of 8:00 a.m. and 5:00 p.m., Dallas, Texas time), five (5) Business Days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or upon receipt if sent by courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 11, the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

If to Parent:

Range Resources Corporation
777 Main Street
Suite 800
Fort Worth, Texas 76102
Attn: Rodney L. Waller
Facsimile: (817) 810-1950


with a copy to:

Vinson & Elkins L.L.P.
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201-2975
Attn: Rodney L. Moore
Facsimile: (214) 220-7716

If to the Holders, at the most current address given to Parent for each Holder (or the nominee holder of record for such Holder) by the transfer agent and registrar of the Common Shares of Parent.

         17. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. Neither Parent, the Company or any Holder shall be entitled to assign any of its rights or obligations under this Agreement without, in the case of Parent, the consent of a majority of the aggregate number of the outstanding Registrable Shares or, in the case of any Holder, upon the prior written consent of Parent (which consent Parent may withhold in its sole discretion); and no Transferee of any Registrable Shares shall be entitled to any rights under this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto and shall inure to the benefit of each Holder. Parent agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by Stroud and Parent, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within said State.

         20. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         21. ENTIRE AGREEMENT. This Agreement and the Merger Agreement, are intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         22. REGISTRABLE SHARES HELD BY PARENT OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by Parent or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         23. SURVIVAL. The indemnification and contribution obligations under
Section 10, Section 11 and Section 14 shall survive the termination of Parent's obligations under Section 2(a).

         24. DRAFTING CONVENTIONS; NO CONSTRUCTION AGAINST DRAFTER. (a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words "include", "includes" and "including" are to be read as if they were followed by the phrase "without limitation". Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words "party" and "parties" refer only to a named party to this Agreement. (b) The parties have participated jointly with their respective counsel in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof favoring or disfavoring any party because of the authorship of any provision of this Agreement.

         25. CONTINUITY OF INTEREST DETERMINATION. In no event will the aggregate Liquidated Damages and other damages that are paid in cash under this Agreement exceed an amount that would prevent the Merger from satisfying the continuity of interest requirement under Treas. Reg. Section 1.368-1(e). Such continuity of interest determination shall be made by the Tax counsel that delivered the opinion of counsel described in Section 6.1(c) of the Merger Agreement or such other Tax counsel as may be selected by Parent in its reasonable discretion. To the extent that Liquidated Damages and such other damages cannot be paid in cash, they will be promptly paid in Common Shares using the Fair Market Value on the dates that they accrue. Notwithstanding the foregoing, if Stroud does not receive the opinion of counsel described in
Section 6.1(c) of the Merger Agreement, then this Section 25 shall not apply and shall have no effect.

         26. OTHER REGISTRATION RIGHTS AGREEMENTS. Effective as of the Effective Time, this Agreement replaces and supersedes in its entirety all rights of each Holder under or pursuant to (a) the Second Amended and Restated Registration Rights Agreement, dated as of September 21, 2005, between Stroud and the parties listed on the signature page thereto, and (b) the Registration Rights Agreement, dated as of September 22, 2005, between Stroud and Raymond James & Associates, Inc., which agreements shall terminate and be of no force or effect, and Stroud shall have no further obligations thereunder, with respect to any Holder as of the Effective Time.

         27. TERMINATION. This Agreement shall terminate, and neither Parent, Stroud nor the Holders shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect, upon the termination of the Merger Agreement in accordance with its terms.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    RANGE RESOURCES CORPORATION

                                    By:      /s/ Rodney L. Waller
                                             -----------------------------------
                                    Name:    Rodney L. Waller
                                             -----------------------------------
                                    Title:   Senior Vice President
                                             -----------------------------------

                                    STROUD ENERGY, INC. (for the benefit of the Holders)

                                    By:      /s/ Patrick J. Noyes
                                             -----------------------------------
                                    Name:    Patrick J. Noyes
                                             -----------------------------------
                                    Title:   President & CEO
                                             -----------------------------------


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                          Registration Rights Addendum
                                 Signature Page


         By execution hereof, the undersigned hereby agrees to be bound by the terms and provisions of the Registration Rights Agreement executed by Range Resources Corporation and Stroud Energy, Inc. (for the benefit of the Holders defined therein) dated __________________, 2006, to be effective upon the consummation of the merger of Range Acquisition Texas, Inc. with and into Stroud Energy, Inc., as a Holder under such agreement, to the same extent as if the undersigned were a Party thereto.

                                                      HOLDER:


                                                      --------------------------



                                 Holder's Name:
                                                      --------------------------

                                 Authorized Signature:
                                                      --------------------------

                                                      Name:*
                                                             -------------------

                                                      Title:*
                                                             -------------------

                                                      Date:
                                                             -------------------


*If Holder is other than an individual